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                                             EXHIBIT 21
                               MATERIAL SUBSIDIARIES OF THE REGISTRANT


                                                                 STATE OR COUNTRY        PERCENTAGE OF
                             SUBSIDIARY                          OF INCORPORATION          OWNERSHIP
----------------------------------------------------------------------------------------------------------
Aries Technology, Inc.                                               Delaware                100%
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Knowledge Revolution, Inc.                                          California               100%
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MSC Japan, Ltd.                                                        Japan                 100%
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MSC Italia                                                             Italy                 100%
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MSC, Ltd.                                                            Hong Kong               100%
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MacNeal-Schwendler France                                             France                 100%
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MSC BV                                                            The Netherlands            100%
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MSC Ltd.                                                               U.K.                  100%
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MSC GmbH                                                              Germany                100%
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MSC Iberica, S.A.                                                      Spain                 100%
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MSC Foreign Sales Corporation                                       California               100%
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PDA Engineering                                                     California               100%
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MARC Analysis Research Corporation                                  California               100%
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Universal Analytics, Inc.                                           California               100%
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Computerized Structural Analysis and Research Corporation           California               100%
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